UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 13, 2025

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2025, Greenwave Technology Solutions, Inc., a Delaware Corporation (the “Company”), held its 2025 annual meeting of stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person or represented by proxy. As of July 17, 2025, the record date for the Annual Meeting, 61,169,509 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) and 450,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) were issued and outstanding. Holders of Common Stock and Series A-1 Preferred Stock (on an as converted to Common Stock basis) voted as a single class on each matter presented at the Annual Meeting. The holders of Common Stock and Series A-1 Preferred Stock (on an as converted to Common Stock basis) voted on the following proposals, which are described in more detail in our definitive proxy statement filed with the SEC on July 24, 2025. The voting results reported below are final.

Proposal 1

The individuals listed below were elected to serve as our directors at the Annual Meeting until the next annual meeting of the stockholders or until their successors are duly elected and qualified.

	For	Against	Abstained	Broker Non-Votes
Danny Meeks	34,977,605	-	5,731,276	0
Lisa Lucas-Burke	35,077,616	-	5,631,265	0
Cheryl Lanthorn	34,201,148	-	6,507,733	0

Proposal 2

Proposal 2 was to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
38,173,853	1,247,006	1,288,022	0

Proposal 3

Proposal 3 was to hold an advisory non-binding vote on executive compensation. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
34,017,914	6,026,201	664,766	0

Proposal 4

Proposal 4 was to hold an advisory non-binding vote on the frequency for holding an advisory vote on executive compensation. The stockholders approved a three-year frequency for holding an advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstain
3,990,259	368,921	32,902,077	3,447,622

In accordance with these results, and consistent with the Board of Director’s (the “Board”) recommendation, the Board determined that future non-binding advisory votes of stockholders to approve the compensation paid to the Company’s named executive officers will be submitted triennially to the Company’s stockholders until the next non-binding advisory stockholder vote on the frequency of stockholder votes on executive compensation, or until the Board otherwise determines a different frequency for such non-binding votes.

Proposal 5

Proposal 5 was to approve the issuance of up to an aggregate of 28,644,323 shares of our Common Stock issuable upon the exercise of warrants to purchase our Common Stock in accordance with Listing Rule 5635(d). This proposal was approved.

For	Against	Abstained	Broker Non-Votes
32,798,105	7,794,181	116,594	1

Proposal 6

Proposal 6 was to approve the issuance of up to 11,346,743 shares of Common Stock issuable upon exercise of certain existing warrants that were amended on January 10, 2025 to, among other things, increase the number of shares of Common Stock issuable upon exercise of such warrants, in accordance with Nasdaq Listing Rule 5635(d). This proposal was approved.

For	Against	Abstained	Broker Non-Votes
32,672,573	7,957,744	78,563	1

Proposal 7

Proposal 7 was to ratify the terms and approve the issuance of 450,000 shares of the Series A-1 Preferred Stock, pursuant to the Contract of Sale with the Sellers, in each case, an entity affiliated with Danny Meeks, the Company’s Chief Executive Officer and Chairman of the Board, pursuant to which the Company agreed to purchase certain Premises (as defined in the Contract of Sale) held by the Sellers. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
32,585,862	8,054,567	68,451	1

Proposal 8

Proposal 8 was to approve the grant of discretionary authority to our Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-150. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
32,700,294	6,959,290	49,296	1

Proposal 9

Proposal 9 was to approve the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
33,895,703	6,186,593	626,584	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: August 14, 2025